As filed with the U.S. Securities and Exchange Commission on July 14, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Waystar Holding Corp.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	84-2886542 (I.R.S. Employer Identification No.)

1550 Digital Drive, #300
Lehi, Utah 84043
(844) 492-9782
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory R. Packer
Chief Legal Officer
Waystar Holding Corp.
1550 Digital Drive, #300
Lehi, Utah 84043
(844) 492-9782
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
William B. Brentani Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 Tel: (650) 251-5000 Fax: (650) 251-5002	Xiaohui (Hui) Lin Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Tel: (212) 455-2000 Fax: (212) 455-2502
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
75,664,799 Shares
Waystar Holding Corp.
Common Stock
This prospectus relates to the offer and sale from time to time of up to 75,664,799 shares of Waystar Holding Corp. common stock, $0.01 par value per share, by the selling stockholders identified in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our common stock.
We will not receive any proceeds from the sale of the shares by the selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions. The selling stockholders from time to time may offer and sell the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”
Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “WAY.” On July 14, 2025, the last reported sale price of our common stock as reported on Nasdaq was $38.35 per share.
Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should refer to the risk factors included in our periodic reports, in any applicable prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference herein or therein. See “Risk Factors” on page 6 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated July 14, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the selling stockholders or the underwriters, if any, have authorized anyone to provide you with information or to make any representations different from those contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by us or on our behalf. Neither we nor the selling stockholders or the underwriters, if any, take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by us or on our behalf. This prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus is an offer to sell only the shares of common stock offered hereby from time to time, but only under circumstances where it is lawful to do so. The selling stockholders are not offering to sell shares of our common stock in any jurisdiction where an offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus, as the case may be, or any sale of shares of our common stock. Our business, results of operations, and financial condition may have changed since such date.
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under the shelf registration process, the selling stockholders may, from time to time, offer and sell the shares of common stock described in this prospectus and in any accompanying prospectus supplement in one or more transactions. This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Each time the selling stockholders sell shares of our common stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties, and other specific terms related to the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update, or change information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement or free writing prospectus, as the case may be. You should read both this prospectus and any prospectus supplement together, along with the information incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf.

i

For investors outside of the United States, neither we nor the selling stockholders or the underwriters, if any, have done anything that would permit an offering of shares of our common stock or the possession or distribution of this prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of shares of common stock and the possession or distribution of this prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus outside of the United States.
Industry and Market Data
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the selling stockholders or the underwriters, if any, can guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement, or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, and under similar headings in other documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.
Trademarks, Service Marks, Tradenames, and Copyrights
We own a number of registered and common law trademarks and pending applications for trademark registrations in the United States. Unless otherwise indicated, all trademarks, service marks, trade names, and copyrights appearing in this prospectus or incorporated by reference herein are proprietary to us, our affiliates, and/or licensors. This prospectus and the documents incorporated by reference herein also contain trademarks, tradenames, service marks, and copyrights of third parties, which are the property of their respective owners. Solely for convenience, the trademarks, tradenames, service marks, and copyrights referred to in this prospectus and in the information incorporated by reference herein may appear without the ®, TM, SM, or © symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, tradenames, service marks, and copyrights. We do not intend our use or display of other parties’ trademarks, tradenames, service marks, or copyrights to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
Basis of Presentation
The following terms are used in this prospectus and have the following meanings unless otherwise noted or indicated by the context:
•
“Bain” means those certain investment funds of Bain Capital, LP and its affiliates;

•
“CPPIB” means Canada Pension Plan Investment Board;

•
“DGCL” means the Delaware General Corporation Law, as amended;

•
“EQT” means those certain investment funds of EQT AB and its affiliates;

•
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

•
“Institutional Investors” means EQT, CPPIB, and Bain, and their respective affiliates;

•
“SEC” means the U.S. Securities and Exchange Commission;

•
“Securities Act” means the U.S. Securities Act of 1933, as amended;

•
“selling stockholders” means Derby LuxCo S.à r.l., CPP Investment Board Private Holdings (4) Inc., BCPE Derby Investor, LP., and BCPE Derby (DE) SPV;

ii

•
“Stockholders Agreement” means the stockholders agreement, dated as of June 10, 2024, as amended as of April 10, 2025, by and among the Institutional Investors, certain stockholders, and certain members of management; and

•
“Waystar,” the “Company,” “we,” “us,” and “our” mean the business of Waystar Holding Corp. and its subsidiaries.

Numerical figures included in this prospectus or in the documents incorporated by reference herein have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

iii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus or any prospectus supplement and does not contain all of the information you should consider before investing in shares of our common stock. You should read this entire prospectus, any applicable prospectus supplement, and the documents incorporated herein or therein carefully, including the section entitled “Risk Factors” and the financial statements and the related notes incorporated by reference into this prospectus, before you decide to invest in shares of our common stock.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Waystar,” “we,” “us,” and “our” means Waystar Holding Corp. and its consolidated subsidiaries.
Our Company
Our mission is to simplify healthcare payments through our modern cloud-based software, enabling our healthcare clients to prioritize patient care and optimize their financial performance.
Waystar provides healthcare organizations with mission-critical cloud software that simplifies healthcare payments. Our enterprise-grade platform streamlines the complex and disparate processes our healthcare provider clients must manage to be reimbursed correctly, while improving the payments experience for providers, patients, and payers. We leverage internally developed artificial intelligence (“AI”) as well as proprietary, advanced algorithms to automate payment-related workflow tasks and drive continuous improvement, which enhances claim and billing accuracy, enriches data integrity, and reduces labor costs for providers.
Put simply, our software helps providers get paid faster, accurately, and more efficiently, while ensuring patients receive a modern, transparent, and consumer-friendly financial experience.
The healthcare payment ecosystem is highly complex, beginning with pre-service patient onboarding and extending through post-service revenue collection, with dozens of interdependent steps in between. Within this multi-step workflow, the process for determining how much a provider should be reimbursed involves millions of permutations of variables, such as over 10,000 diagnosis codes that are constantly changing and unique payer contracts, each with individual rules, processes, and reimbursement requirements. The burden borne by providers of tracking and managing all of these variables, coupled with a constantly evolving regulatory framework, often results in incorrect payments or denials that require time-consuming appeals procedures to resolve. Historically, healthcare providers have relied upon a patchwork of manual processes and systems to navigate these complexities and support their payment functions. However, this legacy approach has resulted in workflow delays, lost revenue, and slower time to payment. Our purpose- built software platform addresses these challenges and optimizes healthcare payments across all stages of the patient journey. Our clients utilize our software to manage pre-encounter workflows such as eligibility checks and prior authorization approvals, as well as mid- and post-encounter workflows such as co-pay collection, claims submission and monitoring, and payer remittances.
Our software is used daily by providers of all types and sizes across the continuum of care, including physician practices, clinics, surgical centers, and laboratories, as well as large hospitals and health systems. We currently serve over 30,000 clients of various sizes, representing over one million distinct providers practicing across a variety of care sites, including 16 of the top 20 U.S. News Best Hospitals. Our client base is highly diversified, and for the year ended December 31, 2024, our top 10 clients accounted for only 11.2% of our total revenue for such period. Our business model is designed such that as our clients grow to serve more patients, their claims and transactional volumes increase, resulting in corresponding growth in our business. In addition, our clients frequently adopt a greater number of our solutions over time and introduce our solutions across new sites of care. In 2024, we facilitated over six billion healthcare payments transactions, including over $1.8 trillion in gross claims volume. As of 2023, we facilitated healthcare payments transactions spanning approximately 50% of patients in the United States.
Our platform benefits from powerful network effects. Our cloud-based software is driven by a sophisticated, automated, and curated rules engine, employing AI to generate and incorporate real-time feedback from millions of network transactions processed through our platform each day. Every transaction we process provides additional data insights across providers, patients, and payers, which are embedded in updates that are deployed efficiently across our client base. This results in cumulative benefits to us over time — as we capture more data from each transaction we process, we leverage that data to continue to improve the Waystar platform through embedded machine learning, advanced algorithms, and other in-house AI technologies to deliver added value to our clients. In turn, the more value we create for our clients, the more likely it is that they will continue to use our products, allowing us to continue to capture more data that results in tangible improvements to our platform. As a result, our clients benefit from faster and more efficient performance from software that is evolving to meet ever-changing regulatory and payer requirements, enabling accurate and timely reimbursement.
For a description of our business, financial condition, results of operations, and other important information regarding Waystar, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” We were originally incorporated in Delaware on August 13, 2019 and subsequently changed our name to Waystar Holding Corp. on August 11, 2023. Our principal offices are located at 1550 Digital Drive, #300, Lehi, Utah 84043 and 9901 Linn Station Road, Louisville, Kentucky 40223. Our telephone number is (844) 492-9782. We maintain a website at waystar.com. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus.
Summary of Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully consider all of the risks described in “Risk Factors” elsewhere in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“Annual Report on Form 10-K”), and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, before deciding to invest in our common stock. If any of the risks actually occur, our business, results of operations, prospects, and financial condition may be materially adversely affected. In such case, the trading price of our common stock may decline, and you may lose part or all of your investment. Below is a summary of some of the principal risks we face:
•
our operation in a highly competitive industry;

•
our ability to retain our existing clients and attract new clients;

•
our ability to successfully execute on our business strategies in order to grow;

•
our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses;

•
our ability to establish and maintain strategic relationships;

•
the growth and success of our clients and overall healthcare transaction volumes;

•
consolidation in the healthcare industry;

•
our selling cycle of variable length to secure new client agreements;

•
our implementation cycle that is dependent on our clients’ timing and resources;

•
our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees;

•
the accuracy of the estimates and assumptions we use to determine the size of our total addressable market;

•
our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes or evolving industry standards;

•
the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures;

•
the performance and reliability of internet, mobile, and other infrastructure;

•
the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions;

•
our reliance on certain third-party vendors and providers;

•
any errors or malfunctions in our products and solutions;

•
failure by our clients to obtain proper permissions or provide us with accurate and appropriate information;

•
the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards;

•
our compliance with the applicable rules of the National Automated Clearing House Association (“NACHA”) and the applicable requirements of card networks;

•
increases in card network fees and other changes to fee arrangements;

•
the effect of payer and provider conduct which we cannot control;

•
privacy concerns and security breaches or incidents relating to our platform or data (including personal information and other regulated data);

•
the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity;

•
our ability to adequately protect and enforce our intellectual property rights;

•
our ability to use or license data and integrate third-party technologies;

•
our use of “open source” software;

•
legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights;

•
claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties;

•
the heavily regulated industry in which we conduct business;

•
the uncertain and evolving healthcare regulatory and political framework;

•
health care laws and data privacy and security laws and regulations governing our processing of personal information;

•
reduced revenues in response to changes to the healthcare regulatory landscape;

•
legal, regulatory, and other proceedings that could result in adverse outcomes;

•
consumer protection laws and regulations;

•
contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act (“BSA”) and Anti- Money Laundering (“AML”) laws and regulations;

•
existing laws that regulate our ability to engage in certain marketing activities;

•
our full compliance with website accessibility standards;

•
any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities;

•
limitations on our ability to use our net operating losses (“NOLs”) to offset future taxable income;

•
losses due to asset impairment charges;

•
restrictive covenants in the agreements governing our credit facilities;

•
interest rate fluctuations;

•
unavailability of additional capital on acceptable terms or at all;

•
the impact of general macroeconomic conditions;

•
our history of net losses and our ability to achieve or maintain profitability;

•
the interests of the Institutional Investors may be different than the interests of other holders of our securities;

•
our status as an “emerging growth company” and whether the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors; and

•
the other factors discussed under “Risk Factors” in this prospectus and our Annual Report on
Form 10-K.

The Offering
Common Stock Offered by the Selling Stockholders
Up to 75,664,799 shares of common stock.
Common Stock Outstanding as of June 30, 2025
174,146,070 shares of common stock.
Does not reflect 3,820,546 shares of common stock underlying restricted stock units outstanding; 14,981,933 shares of common stock issuable upon exercise of outstanding stock options; up to 792,394 shares of common stock issuable upon the vesting of outstanding performance stock units; 5,489,286 shares of common stock available for future issuance under the Company’s 2024 Equity Incentive Plan; and 3,250,000 shares of common stock available for future issuance under the Company’s 2024 Employee Stock Purchase Plan.
Use of Proceeds
The selling stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.
Dividend Policy
We have no current plans to pay dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, legal, tax, regulatory, and contractual restrictions, including restrictions in the agreements governing our indebtedness, and other factors that our board of directors may deem relevant.
Risk Factors
Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, you should refer to the risk factors contained in or incorporated by reference under “Risk Factors” on page 6 of this prospectus and under similar headings in other documents that are incorporated by reference herein.
Nasdaq Symbol
“WAY”

RISK FACTORS
Investing in our common stock involves risks. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should also carefully consider the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement or free writing prospectus, before acquiring any shares of our common stock. These risks could materially affect our business, results of operations, or financial condition, and cause the value of our common stock to decline. You could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes and incorporates by reference forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements are included in or incorporated by reference into this prospectus and relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity, and capital resources and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases to identify forward-looking statements in this prospectus.
The forward-looking statements contained in or incorporated by reference into this prospectus are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. These factors include but are not limited to the following:
•
our operation in a highly competitive industry;

•
our ability to retain our existing clients and attract new clients;

•
our ability to successfully execute on our business strategies in order to grow;

•
our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses;

•
our ability to establish and maintain strategic relationships;

•
the growth and success of our clients and overall healthcare transaction volumes;

•
consolidation in the healthcare industry;

•
our selling cycle of variable length to secure new client agreements;

•
our implementation cycle that is dependent on our clients’ timing and resources;

•
our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees;

•
the accuracy of the estimates and assumptions we use to determine the size of our total addressable market;

•
our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes, or evolving industry standards;

•
the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures;

•
the performance and reliability of internet, mobile, and other infrastructure;

•
the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions;

•
our reliance on certain third-party vendors and providers;

•
any errors or malfunctions in our products and solutions;

•
failure by our clients to obtain proper permissions or provide us with accurate and appropriate information;

•
the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards;

•
our compliance with the applicable rules of NACHA and the applicable requirements of card networks;

•
increases in card network fees and other changes to fee arrangements;

•
the effect of payer and provider conduct which we cannot control;

•
privacy concerns and security breaches or incidents relating to our platform;

•
the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity;

•
our ability to adequately protect and enforce our intellectual property rights;

•
our ability to use or license data and integrate third-party technologies;

•
our use of “open source” software;

•
legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights;

•
claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties;

•
the heavily regulated industry in which we conduct business;

•
the uncertain and evolving healthcare regulatory and political framework;

•
health care laws and data privacy and security laws and regulations governing our processing of personal information;

•
reduced revenues in response to changes to the healthcare regulatory landscape;

•
legal, regulatory, and other proceedings that could result in adverse outcomes;

•
consumer protection laws and regulations;

•
contractual obligations requiring compliance with certain provisions of BSA/AML laws and regulations;

•
existing laws that regulate our ability to engage in certain marketing activities;

•
our full compliance with website accessibility standards;

•
any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities;

•
limitations on our ability to use our NOLs to offset future taxable income;

•
losses due to asset impairment charges;

•
restrictive covenants in the agreements governing our credit facilities;

•
interest rate fluctuations;

•
unavailability of additional capital on acceptable terms or at all;

•
the impact of general macroeconomic conditions;

•
our history of net losses and our ability to achieve or maintain profitability;

•
the interests of the Institutional Investors may be different than the interests of other holders of our securities; and

•
the other factors disclosed or incorporated by reference in this prospectus.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in or incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.
Any forward-looking statements made by us in or incorporated by reference into this prospectus speak only as of the date of this prospectus or the document incorporated or deemed incorporated by reference herein and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.
Investors and others should note that we routinely announce financial and other material information using our Investor Relations website (investors.waystar.com), SEC filings, press releases, public conference calls, and webcasts. We use these channels of distribution to communicate with our investors and members of the public about our company, our services, and other items of interest. Information contained on our website is not part of this prospectus or our other filings with the SEC.

USE OF PROCEEDS
The selling stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

SELLING STOCKHOLDERS
On June 10, 2024, we completed our initial public offering (our “IPO”). In connection with our IPO, we entered into an amended and restated registration rights agreement with the Institutional Investors and the other parties thereto providing them with certain registration rights with respect to our common stock. This prospectus covers 75,664,799 shares of our common stock that may be offered for resale by the selling stockholders. For more information about our relationships with the selling stockholders and their affiliates, see the section entitled “Certain Relationships and Related-Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on April 29, 2025, which is incorporated herein by reference.
The following table sets forth information as of June 30, 2025, with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders that may from time to time be offered or sold pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.
All percentages in the table are based on 174,146,070 shares of common stock outstanding as of June 30, 2025.
	Shares of Common Stock Beneficially Owned		Shares of Common Stock that May be Offered for Resale	Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
Name	Number of Shares	Percent of Common Stock Outstanding		Number of Shares	Percent of Common Stock Outstanding
EQT(1)	32,645,525	18.7%	32,645,525	—	—
CPPIB(2)	24,964,225	14.3%	24,964,225	—	—
Bain(3)	18,055,049	10.4%	18,055,049	—	—

(1)
Consists of shares of common stock held directly by Derby LuxCo S.à r.l. (“Derby LuxCo”). Several investment vehicles collectively make up the fund known as “EQT VIII.” EQT VIII owns 100% of the membership interests in Derby LuxCo. EQT Fund Management S.à r.l. (“EFMS”) has exclusive responsibility for the management and control of the business and affairs of investment vehicles which constitute the majority of the total commitments to EQT VIII. EFMS is overseen by a board that acts by majority approval. The individual members of such board are Sara Huda, Magnus Sjöcrona, Leif Patrik Burnäs, Peter Veldman, and Christiaan Snyders. The registered address of EFMS and Derby LuxCo is 51A, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg.

(2)
CPPIB, through its wholly-owned subsidiary CPP Investment Board Private Holdings (4) Inc., beneficially owns 24,964,225 shares of common stock. Investment and voting power with regard to shares held by CPP Investment Board Private Holdings (4) Inc. rests with CPPIB. John Graham is the President and Chief Executive Officer of CPPIB and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares of common stock beneficially owned by CPPIB. Mr. Graham disclaims beneficial ownership over any such shares. The address of CPPIB is One Queen Street East, Suite 2500, Toronto, Ontario, M5C 2W5, Canada.

(3)
Consists of 2,609,155 shares of common stock held directly by BCPE Derby Investor, LP (“BCPE Derby”) and 15,445,894 shares of common stock held directly by BCPE Derby (DE) SPV, LP (“BCPE Derby SPV”). Bain Capital Investors, LLC (“BCI”) is the manager of Bain Capital Partners XI, LP, which is the general partner of Bain Capital Fund XI, LP (“Fund XI”). Fund XI is the (i) sole member of BCPE Derby GP, LLC, which is the general partner of BCPE Derby and (ii) sole member of BCPE Derby (DE) SPV, LLC, which is the general partner of BCPE Derby SPV. As a result, BCI may be deemed to share voting and dispositive power with respect to the shares held by BCPE Derby and BCPE Derby SPV. Voting and investment decisions with respect to securities held BCPE Derby and BCPE Derby SPV are made by the partners of BCI, of whom there are three or more and none of whom individually has the power to direct such decisions. The address of BCPE Derby and BCPE Derby SPV is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, MA 02116.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of our capital stock, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, and the applicable provisions of Delaware law. In this section, “we,” “us,” “our,” “the Company,” and “our Company” refer to Waystar Holding Corp. and not to any of its subsidiaries and “Institutional Investors” refers to EQT, CPPIB, and Bain, in each case, so long as they own shares of common stock of our Company.
Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Our authorized capital stock consists of 2,500,000,000 shares of our common stock, $0.01 par value per share; and 100,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock will be issued or outstanding immediately after the offering contemplated by this prospectus. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors.
Dividend Rights
The holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution, or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.
Fully Paid and Non-assessable
All shares of our common stock that will be outstanding at the time of the completion of an offering will be fully paid and non-assessable.
The rights, powers, preferences, and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the applicable stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors may determine, with respect to any series of preferred stock, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

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whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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the dates at which dividends, if any, will be payable;

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the redemption rights and price or prices, if any, for shares of the series;

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the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

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whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

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restrictions on the issuance of shares of the same series or of any other class or series of our capital stock; and

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the voting rights, if any, of the holders of the series.

We may issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. In addition, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control, or other corporate action. As a result of these or other factors, the issuance of preferred stock may have an adverse impact on the market price of our common stock.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by our board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements, and availability, debt repayment obligations, capital expenditure needs, and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors our board of directors may consider relevant.
We do not expect to declare or pay any dividends on our common stock in the foreseeable future. In addition, our ability to pay dividends on our common stock is limited by the covenants of our existing credit agreements and may be further restricted by the terms of any future debt or preferred securities. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Indebtedness” of our Annual Report on Form 10-K and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “— Indebtedness” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025.

Anti-takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and Certain Provisions of Delaware Law
Our amended and restated certificate of incorporation, amended and restated bylaws, and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest, or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.
Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay, or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, or employee benefit plans.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Director Nomination Rights
Our amended and restated certificate of incorporation, as amended as of June 4, 2025, provides that our board of directors will consist of the number of directors as determined from time to time exclusively by resolution adopted by the board of directors (which shall include the consent of each of the director nominees as described below for so long as EQT, CPPIB, and Bain, as applicable, have the right to nominate such directors), and not less than the number of directors as is required to allow for the election of each director nominee as described below. EQT will have the right to nominate to our board of directors (i) two nominees for so long as EQT beneficially owns 25% or greater of our then-outstanding common stock, and (ii) one nominee for so long as EQT beneficially owns 5% or greater, but less than 25% of our then-outstanding common stock. As of June 30, 2025, EQT beneficially owned 18.7% of our outstanding shares of common stock. CPPIB will have the right to nominate to our board of directors one nominee for so long as CPPIB beneficially owns 5% or greater of our then-outstanding common stock. Bain will have the right to nominate to our board of directors one nominee for so long as Bain beneficially owns 5% or greater of our then-outstanding common stock. In addition, we will cause the nomination of five independent director nominees as well as the nomination of the person who, as of the date of nomination, is then-serving as our Chief Executive Officer. As of the date of this prospectus, each of EQT, CPPIB, and Bain has the right to one director nominee pursuant to the foregoing director nomination rights.
Further, for so long as EQT, CPPIB, and Bain collectively beneficially own 5% or greater of our then- outstanding common stock, (i) the Bain director nominee will be appointed to serve on the Audit, Compliance, & Risk Committee, (ii) the CPPIB director nominee and one EQT director nominee will be appointed to serve on the Talent & Compensation Committee, and (iii) the CPPIB director nominee and one

EQT director nominee will be appointed to serve on the Nominating and Corporate Governance Committee, subject to certain exceptions.
Classified Board of Directors
Our amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms, with only one class of directors being elected at each annual meeting of stockholders. At the second annual meeting of stockholders after the date on which the Institutional Investors collectively own less than 15% in voting power of the then-outstanding power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors (the “Triggering Annual Meeting”), and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the Triggering Annual Meeting, our board of directors will no longer be classified under Section 141(d) of the DGCL and directors shall no longer be divided into three classes. As a result, prior to the Triggering Annual Meeting, approximately one-third of our board of directors will be elected each year. The classification of directors prior to the Triggering Annual Meeting has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors; however, if at any time the Institutional Investors collectively own at least 40% in voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, the stockholders may also fix the number of directors.
Business Combinations
We have opted out of Section 203 of the DGCL; however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
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prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares;

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at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66-2/3% of our outstanding voting stock that is not owned by the interested stockholder; or

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the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of sufficient ownership to cease to be an interested stockholder and (ii) had not been an interested stockholder but for the inadvertent acquisition of ownership within three years of the business combination.

Generally, a “business combination” includes a merger, asset, or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, these provisions make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with our company for a three-year period. These provisions may encourage companies interested in acquiring our Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that each of the Institutional Investors, and any of their respective direct or indirect transferees and any group as to which such persons or entities are a party, does not constitute an “interested stockholder” for purposes of these provisions.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our amended and restated certificate of incorporation provides that, other than directors elected by holders of our preferred stock, if any, directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time commencing on the day on which the Institutional Investors collectively beneficially own less than 40% in voting power of the then-outstanding shares of stock of our company entitled to vote generally in the election of directors and ending immediately following the final adjournment of the Triggering Annual Meeting (such period, the “Protective Period”), directors may only be removed for cause, and only by the affirmative vote of holders of at least 66-2/3% in voting power of all the then-outstanding shares of stock of our company entitled to vote thereon, voting together as a single class. In addition, our amended and restated certificate of incorporation will also provide that, subject to the rights granted to one or more series of preferred stock then outstanding or the rights granted pursuant to the Stockholders Agreement, any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director or by the stockholders; provided, however, at any time when the Institutional Investors collectively beneficially own less than 40% in voting power of the then-outstanding shares of stock of our company entitled to vote generally in the election of directors, any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancy occurring in our board of directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Our amended and restated certificate of incorporation provides that our board of directors may increase the number of directors by the affirmative vote of a majority of the directors or, at any time when the Institutional Investors collectively beneficially own at least 40% of the voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, of the stockholders.
Notwithstanding the foregoing, EQT, CPPIB, or Bain, as applicable, shall have the exclusive right to remove their respective nominees from our board of directors, with or without cause. For so long as EQT, CPPIB, or Bain have the right to nominate their respective directors, the shares of common stock held by EQT, CPPIB, or Bain, as applicable, shall be the only shares entitled to vote on the removal without cause of any of their respective nominees, and the shares of common stock owned by any holders as of the record date for determining stockholders entitled to vote thereon shall have no voting rights on such matter.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the then- outstanding shares of our stock entitled to vote generally in the election of directors are able to elect all of our directors.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors or the chairman of our board of directors; provided, however, at any time when the Institutional Investors beneficially own, in the aggregate, at least 40% in voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, special meetings of our stockholders may be called at any time by or at the direction of our board of directors or the chairman of our board of directors and shall be called by the secretary of our company at the request of at least two of the Institutional Investors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control or management of the Company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made as provided in our amended and restated certificate of incorporation, the Stockholders Agreement or by or at the direction of our board of directors or a committee of our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These notice requirements will not apply to the Institutional Investors and their affiliates for as long as the Stockholders Agreement remains in effect. These provisions may also deter, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent at any time when the Institutional Investors collectively beneficially own less than 40% in voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, other than certain rights that holders of our preferred stock may have to act by consent.
Supermajority Provisions
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind, or repeal, in whole or in part, our amended and restated bylaws without a stockholder vote in any matter not inconsistent with Delaware law or our amended and restated certificate of incorporation. Any amendment, alteration, rescission, or repeal, of our amended and restated bylaws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy at the meeting of stockholders and entitled to vote on such amendment, alteration, change, addition, rescission, change, addition, or repeal, except that during the Protective Period, any amendment, alteration, rescission, change, addition, or repeal of our amended and restated bylaws by our stockholders will require the affirmative vote of the holders of at least 66-2/3% in voting power of all the then- outstanding shares of stock of our Company entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our amended and restated certificate of incorporation provides that during the Protective Period, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed, or rescinded only by the affirmative vote of the holders of at least 66-2/3% in voting power of all the then-outstanding shares of stock of our company entitled to vote thereon, voting together as a single class:
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the provision requiring a 66-2/3% supermajority vote for stockholders to amend our amended and restated bylaws;

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the provisions providing for a classified board of directors (the election and term of our directors);

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the provisions regarding resignation and removal of directors;

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the provisions regarding competition and corporate opportunities;

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the provisions regarding entering into business combinations with interested stockholders;

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the provisions regarding stockholder action by written consent;

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the provisions regarding calling annual or special meetings of stockholders;

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the provisions regarding filling vacancies on our board of directors and newly created directorships;

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the provisions eliminating monetary damages for breaches of fiduciary duty by a director or officer; and

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the amendment provision requiring that the above provisions be amended only with a 66-2/3% supermajority vote.

The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
These provisions may have the effect of deterring hostile takeovers, delaying, or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or the federal court (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or stockholder of our company to our company or our company’s stockholders, (iii) action asserting a claim against our company or any current or former director, officer, employee, or stockholder of our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended from time to time) or (iv) action asserting a claim governed by the internal affairs doctrine of the State of Delaware. These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and our stockholders cannot waive compliance with federal securities laws and the rules and regulations thereunder. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including any claims under the Securities Act and the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. Although our amended and restated certificate of incorporation contains the exclusive forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. In particular, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and accordingly, we cannot be certain that a court would enforce such provision. Our exclusive forum provision shall not relieve the Company of its duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. Further, stockholders may not waive their rights under the Exchange Act, including their right to bring suit.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors, or stockholders or their respective affiliates, other than those officers, directors, stockholders, or affiliates who are our or our subsidiaries’ employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of the Institutional Investors or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any of the Institutional Investors or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. This provision does not limit or eliminate the liability of any officer in any action by or in the right of the Company, including any derivative claims. However, exculpation will not apply to any director if the director has breached the duty of loyalty to the corporation and its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, or derived an improper benefit from his or her actions as a director.
Our amended and restated bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We also have entered into indemnification agreements with our directors, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.
The limitation of liability, indemnification, and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC.
Listing
Our common stock is listed on Nasdaq under the symbol “WAY.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
•
an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with the Medicare contribution tax on net investment income, the alternative minimum tax, United States federal estate or gift taxes, or any foreign, state, local, or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company,” tax-exempt or governmental organization, brokers, dealer or trader in securities, bank, insurance company, or a partnership or other pass-through entity for United States federal income tax purposes (and investors therein)). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements (including by providing a valid Internal Revenue Service (“IRS”) Form W-8ECI) are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussions of backup withholding and FATCA (as defined below) below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income or withholding tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. FATCA withholding may also apply to payments of gross proceeds of dispositions of our common stock, although under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

PLAN OF DISTRIBUTION
The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.
The shares of common stock covered by this prospectus may be sold in one or more transactions from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
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on Nasdaq or any other national securities exchange or U.S. inter-dealer system of a registered national securities association (including through at-the-market offerings);

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in the over-the-counter market;

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in privately negotiated transactions;

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to or through broker-dealers, who may act as agents or principals;

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to or through one or more underwriters on a firm commitment or best-efforts basis;

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in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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through put or call option transactions relating to the shares of common stock;

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directly to one or more purchasers;

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to or through agents; or

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in any combination of the above.

In effecting sales, brokers, or dealers engaged by us and/or the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•
purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

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ordinary brokerage transactions; or

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transactions in which the broker-dealer solicits purchasers on a best efforts basis.

The selling stockholders have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of the common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers, or agents. In addition, to the extent required, any discounts, commissions, concessions, and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions, or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.
To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain, or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.
In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriters, broker-dealers, or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers, or agents may be deemed to be underwriting commissions under the Securities Act.
We and the selling stockholders may agree to indemnify underwriters, broker-dealers, or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers, or agents may be required to make.
Certain of the underwriters, broker-dealers, or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.
Some of the shares of common stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS
The validity of the shares of common stock will be passed upon for us by Simpson Thacher & Bartlett LLP. Additional legal matters may be passed upon for us, the selling stockholders, or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Waystar Holding Corp. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus with the SEC. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or other document referred to in those documents are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement or other document. Each of these statements is qualified in all respects by this reference.
We are subject to the informational reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http:// www.sec.gov. Those filings are also available to the public on, or accessible through, our website (www.waystar.com) under the heading “Investor Relations.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.
We intend to make available to our common stockholders annual reports containing financial statements audited by an independent registered public accounting firm.
INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate by reference information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus. To the extent there are inconsistencies between the information contained in this prospectus and the information contained in the documents filed with the SEC prior to the date of this prospectus and incorporated by reference, the information in this prospectus shall be deemed to supersede the information in such incorporated documents. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act, unless expressly stated otherwise therein):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A filed on April 29, 2025;

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our Current Reports on Form 8-K, filed with the SEC on May 12, 2025 and June 5, 2025; and

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all other documents filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.
We will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by calling us at 502-238-9511 or writing to us at:
Investor Relations
Waystar Holding Corp.
1550 Digital Drive, #300
Lehi, Utah 84043
e-mail: investors@waystar.com
Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the expenses payable by the Registrant expected to be incurred in connection with the issuance and distribution of the shares of common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission (the “SEC”).
Filing Fee – Securities and Exchange Commission		$436,149
Fees and Expenses of Counsel		*
Fees and Expenses of Accountants		*
Miscellaneous Expenses		*
Total	$	*

*
To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend, or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee, or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our amended and restated bylaws provide that we must indemnify, and advance expenses to, our directors and officers to the full extent authorized by the DGCL. We have also entered into indemnification agreements with our directors, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders, or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by our board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
We expect that the applicable underwriting agreement with respect to an offering will provide for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise in connection with an offering of common stock pursuant to this registration statement.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 16.   EXHIBITS.
(a)   Exhibits.   See Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.
(b)   Financial Statement Schedules.   None.
ITEM 17.   UNDERTAKINGS
The Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(A)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(B)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(C)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that the undertakings set forth in paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(A)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(B)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(D)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1	Amended and Restated Certificate of Incorporation of Waystar Holding Corp. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on June 10, 2024).
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Waystar Holding Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 5, 2025).
4.3	Amended and Restated Bylaws of Waystar Holding Corp. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed on June 10, 2024).
5.1	Opinion of Simpson Thacher & Bartlett LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature pages to this Registration Statement).
107	Filing Fee Table.

*
To be filed by amendment or as an exhibit to a document incorporated by reference into this registration statement at a later date, in connection with a specific offering.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, Utah, on July 14, 2025.
WAYSTAR HOLDING CORP.
By:
/s/ Matthew J. Hawkins

Name: Matthew J. Hawkins
Title:  Chief Executive Officer
The undersigned directors and officers of Waystar Holding Corp. hereby constitute and appoint Matthew J. Hawkins, Steven M. Oreskovich and Gregory R. Packer and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereto.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on July 14, 2025.
Signatures	Title
/s/ Matthew J. Hawkins Matthew J. Hawkins	Chief Executive Officer and Director (principal executive officer)
/s/ Steven M. Oreskovich Steven M. Oreskovich	Chief Financial Officer (principal financial officer and principal accounting officer)
/s/ Samuel Blaichman Samuel Blaichman	Director
/s/ Robert DeMichiei Robert DeMichiei	Director
/s/ Aashima Gupta Aashima Gupta	Director
/s/ John Driscoll John Driscoll	Director
/s/ Priscilla Hung Priscilla Hung	Director
/s/ Eric C. Liu Eric C. Liu	Director

Signatures	Title
/s/ Heidi G. Miller Heidi G. Miller	Director
/s/ Paul Moskowitz Paul Moskowitz	Director
/s/ Vivian E. Riefberg Vivian E. Riefberg	Director
/s/ Michael Roman Michael Roman	Director
/s/ Ethan Waxman Ethan Waxman	Director